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                                                                     EXHIBIT 5.1

                       WILSON SONSINI GOODRICH & ROSATI
                           Professional Corporation
                   8911 CAPITAL OF TEXAS HIGHWAY, SUITE 3350
                              AUSTIN, TEXAS 78759
                TELEPHONE: 512-338-5400  FACSIMILE 512-338-5499
                                 WWW.WSGR.COM

                                _________, 1999


Garden.com, Inc.
3301 Steck Avenue
Austin, Texas 78757

     RE:  REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 (File No. 333-____) to be filed by you with the Securities and Exchange Commission on _______, 1999 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of _______ shares (including shares issuable upon exercise of the underwriters' over-allotment option) of Common Stock of Garden.com, Inc. (the "Shares"). As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken in connection with such sale and issuance of the Shares.

     It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of various states, where required, the Shares when issued and sold in the manner referred to in the Registration Statement will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

                                        Very truly yours,

                                        WILSON, SONSINI, GOODRICH & ROSATI
                                        Professional Corporation

                                        /s/ Wilson Sonsini Goodrich & Rosati